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                                                                   Exhibit 10.24


                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT dated as of November 1, 2002 (this "Amendment"), is made by and between NCO PORTFOLIO MANAGEMENT, INC. (the "Borrower") and NCO GROUP, INC. (the "Lender").

                                   Background
                                   ----------

     A. The Borrower has previously entered into that certain Credit Agreement, dated as of February 1, 2001 (the "Credit Agreement"), with the Lender. All capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement.

     B. The Borrower has requested that the Lender amend certain provisions of the Credit Agreement, and the Lender has agreed to amend such provisions on the terms, and subject to the conditions, set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

         1. Amendments. The Credit Agreement is hereby amended as follows:

            (a) Sections 6.1. Section 6.1 of the Credit Agreement is amended by:
(i) deleting the word "annualized" in the first sentence of clause (a) thereof; and (ii) amending and restating clause (b) thereof in its entirety as follows:

         "Consolidated EBITDA shall be calculated on a rolling four quarters basis, adjusted for any acquisition completed during the quarter most recently ended."

            (b) Exhibit D. Exhibit D (Form of Quarterly Compliance Certificate) to the Credit Agreement is amended to the extent necessary to incorporate the amendments set forth in Section 1(a) hereof.

            (c) Section 6.5(g). Section 6.5(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "(g) Investments (by way of cash investments, transfer of property, loans, Guaranties or Guaranty Equivalents, or Permitted Designations) in Subsequent Non-Surety Entities that acquire delinquent pools of Accounts, prior to date on which the RC Commitment is terminated, in a Net Investment Amount not to exceed Fifteen Million Dollars ($15,000,000); provided, however, that (i) no investment under this clause (g) may be made so long as an Event of Default has occurred and is continuing, and (ii) investments under this clause (g) by way of transfer of property to a Subsequent Non-Surety Entity or by way of Permitted Designation shall be subject to (A) Lender's prior consent (which such consent shall not be unreasonably withheld, conditioned or delayed), and (B) Agent's prior consent (which shall not be unreasonably withheld, conditioned or delayed) pursuant to the terms of



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         the NCOG Syndicated Credit Facility Documents. For purposes of this
         Section 6.5(g), if, at Borrower's option, a Subsequent Non-Surety Entity becomes a Subsidiary Obligor, then, upon such occurrence, the Borrower shall receive a credit in an amount equal to the fair market value of the assets of such Person at the time of such occurrence (as mutually agreed among the Borrower, the Lender and the Agent) against the applicable investment limitation set forth in the foregoing sentence."

         2. Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

            (a) each of the representations and warranties contained in the Credit Agreement is accurate in all material respects on and as of the date hereof; and

            (b) as of the date hereof, no Default or Event of Default exists.

         3. Ratification; References. Except as amended hereby, the Credit Agreement and each other Loan Document remains in full force and effect and is hereby ratified. From and after the date that this Amendment becomes effective, any reference in the Credit Agreement or any other related documents to the Credit Agreement shall be and mean a reference to such agreement as amended hereby and as the same may be further amended, modified or supplemented from time to time.

         4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

         5. Effectiveness. This Amendment shall be effective when the Borrower and the Lender have each executed and delivered a counterpart hereto.

         6. Counterparts. This Amendment may be executed in any number of counterparts each of which shall be an original and all of which, when taken together, shall constitute one instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                                    * * * * *


                                       2
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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                             NCO PORTFOLIO MANAGEMENT, INC.



                                             By:
                                                ----------------------------
                                             Name:    Michael J. Barrist
                                             Title:   President



                                             NCO GROUP, INC.



                                             By:
                                                -----------------------------
                                             Name:    Michael J. Barrist
                                             Title:   President